Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

Harsco Announces Leadership Transition in Its Metals & Minerals Segment

Nick Grasberger, Harsco President and CEO, to Lead Metals & Minerals on an
Interim Basis, Succeeding Richard Lundgren

Second Quarter 2015 Guidance Reaffirmed; Full Year Perspective
Provided Regarding Macro Environment

CAMP HILL, PA (July 16, 2015) . . . Harsco Corporation (NYSE: HSC) today announced that Nicholas Grasberger, the Company’s President and Chief Executive Officer and member of the Board of Directors, will assume the leadership of the Harsco Metals & Minerals segment on an interim basis effective immediately, following the departure of Metals & Minerals President Richard Lundgren to pursue other opportunities.  A search to find a permanent replacement will commence immediately.

“I want to thank Rick for his contributions, especially with regard to the successful execution of Project Orion,” said Mr. Grasberger.  “Together with his team, Rick helped lead the group through an important transformation, including streamlining operations, cutting costs and enhancing customer relationships.  With the progress from Project Orion beginning to take hold, we still have more opportunity ahead.  The entire Harsco executive team is committed to achieving our goals and several key members will be joining me in taking on a more active role in aiding and overseeing our Metals & Minerals operations.”

Second Quarter and Full Year Update
The Company reaffirmed its key second quarter 2015 earnings guidance of adjusted operating income of $30 million to $35 million and adjusted earnings per share of $0.06 to $0.12.  During the quarter, Rail performed strongly and offset challenges within Metals & Minerals, where results did improve compared with the preceding quarter.  Meanwhile, performance in the Industrial segment reflected the internal initiatives being taken to manage through reduced activity among key energy customers.  Looking forward, the Company anticipates that certain macro-economic factors and developments could present some business uncertainty for the remainder of the year.  These external challenges, which impact a number of the Company’s businesses, include weak global steel demand, lower metal prices and uncertainty related to U.S. energy capital spending.  The Company plans to provide a thorough update when it reports Q2 2015 results in early August.

Forward-Looking Statements
The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; statements made regarding the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion") and guidance for 2015; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Exhibit 99.1

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (4) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (5) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (6) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (7) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as Project Orion; and (8) other risk factors listed from time to time in our reports filed with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.
About Harsco Corporation
Harsco’s diversified services and engineered products serve major industries that are fundamental to worldwide economic progress, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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